Exhibit 99.1

Investor Update – February 18, 2010

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results.  Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period.  Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and revisions in Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.  Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

January 2010 Statistics
	January 2010	Change Y-O-Y
Capacity (ASMs in millions)	1,896	1.0%
Traffic (RPMs in millions)	1,473	9.5%
Revenue passengers (000s)	1,184	4.6%
Load factor*	77.7%	6.0	pts
RASM (cents)**	11.08	5.1%
Passenger RASM (cents)**	9.77	2.7%
Raw fuel cost/gal.	$2.27	32.9%
Economic fuel expense/gal.	$2.26	12.9%
*percentage of available seats occupied by fare-paying passengers
** RASM and Passenger RASM were favorably impacted by first bag fee revenue of approximately $5.5 million for January 2010 for Alaska mainline operations (first bag fee was effective July 7, 2009).

Changes in Advance Booked Load Factors (percentage of available seat miles that are sold)

	February	March	April
Point Change Y-O-Y	+6.5 pts	+4.5 pts	+1.5 pts

Forecast Information
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	5,535	flat	23,600	2%
Cost per ASM excluding fuel and special items (cents)*	8.4 – 8.5	0% – 1%	8.0	(3)%
Fuel Gallons (000,000)	72	(2)%	303	(1)%
Economic fuel cost per gallon**	$2.24	17%	**	**
* For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost – $1.86 ($78 per barrel); refining margin – 22 cents; taxes and fees – 15 cents; cost of settled hedges – 1 cent.  Full-year estimates would not be meaningful at this time.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

January 2010 Statistics
The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.
	January 2010	Change Y-O-Y
Capacity (ASMs in millions)	119	18.6%
Traffic (RPMs in millions)	85	29.6%
Load factor*	70.9%	6.0	pts
Yield (cents)	24.78	(13.9)%
Passenger RASM (cents)**	17.58	(5.9)%

* Percentage of available seats occupied by fare-paying passengers
** Passenger RASM was favorably impacted by first bag fee revenue of approximately $0.9 million for January 2010 for the purchased capacity flying.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	February	March	April
Point Change Y-O-Y	+7.5 pts	+3.5 pts	+0.5 pts

Forecast Information (Horizon CPA)
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	350	17%	1,475	8%
Cost per ASM (cents)*	19.6	(1)%	19.5	(1)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

HORIZON AIR

January 2010 Statistics (includes brand and CPA flying)
	January 2010	Change Y-O-Y
Capacity (ASMs in millions)	268	1.2%
Traffic (RPMs in millions)	185	10.4%
Revenue passengers (000s)	523	4.3%
Load factor*	68.8%	5.7	pts
System RASM (cents)**	19.54	4.3%
Passenger RASM – brand flying (cents)**	19.45	9.2%
Raw fuel cost/gal.	$2.34	41.1%
Economic fuel expense/gal.	$2.33	22.3%
*percentage of available seats occupied by fare-paying passengers
**RASM and Passenger RASM were favorably impacted by first bag fee revenue of approximately $1.3 million for January 2010 for Horizon brand flying.

Line-of-Business Information
Horizon’s line-of-business traffic and revenue information is presented below. In CPA arrangements, Horizon is  insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity.  As a result, yield and load factor information is not presented.  Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.  The actual passenger revenue generated on CPA flights is noted in the Alaska – Purchased Capacity section on page 3.

January 2010
	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand	149	(9.4)%	55%	67.1%	5.1	pts	28.99	¢	0.9%	20.04	¢	9.5%
Alaska CPA	119	18.6%	45%	NM	NM		NM		NM	18.91	¢	(2.7)%
Total	268	1.2%	100%	68.8%	5.7	pts	27.92	¢	(4.4)%	19.54	¢	4.3%

NM = Not Meaningful

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)

	February	March	April
Point Change Y-O-Y	+2.5 pts	+1.0 pt	-1.5 pts

Forecast Information (includes brand and CPA flying)
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
System-wide capacity (ASMs in millions)	790	flat	3,300	flat
Cost per ASM excluding fuel and special items (cents)*	15.9	(1)%	15.0	(2)%
Fuel gallons (in millions)	14	(2)%	60	flat
Economic fuel cost per gallon**	$2.29	21%	**	**
* For Horizon, our forecast of cost per ASM excluding fuel and other items is based on forward-looking estimates, which will likely differ significantly from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.  Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost – $1.86 ($78 per barrel); refining margin – 22 cents; taxes and fees – 20 cents; cost of settled hedges – 1 cent.  Full-year estimates would not be meaningful at this time.

AIR GROUP

January 2010 Statistics*
	January 2010	Change Y-O-Y
Capacity (ASMs in millions)	2,164	1.0%
Traffic (RPMs in millions)	1,658	9.7%
Revenue passengers (000s)	1,707	4.5%
Load factor	76.6%	6.0	pts
RASM (cents)	12.23	5.1%
Passenger RASM (cents)	10.95	3.0%
Economic fuel expense/gal.	$2.27	14.5%
* Include Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.

Forecast Information
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)*	6,325	flat	26,900	2%
Cost per ASM excluding fuel and special items (cents)**	9.3 – 9.4	(1)% – 0%	8.9	(3)%
Fuel gallons (in millions)	86	(2)%	363	(1)%
Economic fuel cost per gallon***	$2.25	18%	**	**
 * Capacity includes Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.
** Our forecasts of cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.
***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Full-year estimates would not be meaningful at this time.

Nonoperating Expense
Our consolidated nonoperating expense is estimated to be approximately $18 million in the first quarter of 2010.

AIR GROUP – (continued)

Cash and Share Count
(in millions)	January 31, 2010	December 31, 2009
Cash and marketable securities	$1,104	$1,192
Common shares outstanding	35.646	35.591

Capital Expenditures

Total expected gross capital expenditures for 2010 are as follows (in millions):

	Total 2010 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$120	$80	$200
Horizon	2	5	7
Air Group	$122	$85	$207
*Amounts exclude any proceeds from the sale of assets.

Firm Aircraft Commitments

The table below reflects the current delivery schedules for firm aircraft.

	2010	2011	2012	2013	2014	2015	Total
Alaska (B737-800)	4	3	2	2	2	2	15
Horizon (Q400)	-	-	4	4	-	-	8
Totals	4	3	6	6	2	2	23

In addition to the firm orders noted above, Alaska has options to acquire 40 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count

		Actual Fleet Count		Expected Fleet Activity
				Changes by Quarter
Alaska	Seats	Dec. 31, 2008	Dec. 31, 2009	Q1	Q2	Q3	Q4	Dec. 31, 2010 2	2011 Changes	Dec. 31, 2011 2
737-400F 1	---	1	1	---	---	---	---	1	---	1
737-400C 1	72	5	5	---	---	---	---	5	---	5
737-400	144	31	27	(3)	---	---	(1)	23	(2)	21
737-700	124	20	19	--	---	(1)	(1)	17	---	17
737-800	157	41	51	---	4	---	---	55	3	58
737-900	172	12	12	---	---	---	---	12	---	12
Totals		110	115	(3)	4	(1)	(2)	113	1	114
		Actual Fleet Count		Expected Fleet Activity
				Changes by Quarter
Horizon	Seats	Dec. 31, 2008	Dec. 31, 2009	Q1	Q2	Q3	Q4	Dec. 31, 20102	2011 Changes	Dec. 31, 20112
Q200	37	6	---	---	---	---	---	---	---	---
Q400	74-76	35	40	---	---	---	---	40	---	40
CRJ-700 3	70	18	18	---	(3)	---	---	15	---	15
Totals		59	58	---	(3)	---	---	55	---	55

1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts are subject to change.
3 The planned CRJ fleet activity is subject to change and is dependent on our ability to remarket the CRJ aircraft.  If we are unable to dispose of the CRJ aircraft, we plan to reduce the average utilization of Horizon’s fleet in order to maintain capacity plans.

AIR GROUP – (continued)

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel
First Quarter 2010	50%	$69
Second Quarter 2010	50%	$69
Third Quarter 2010	50%	$74
Fourth Quarter 2010	50%	$83
Full Year 2010	50%	$74
First Quarter 2011	50%	$87
Second Quarter 2011	41%	$83
Third Quarter 2011	36%	$86
Fourth Quarter 2011	22%	$84
Full Year 2011	37%	$85
First Quarter 2012	23%	$87
Second Quarter 2012	7%	$86
Third Quarter 2012	6%	$97
Fourth Quarter 2012	6%	$93
Full Year 2012	10%	$89

*All of our future positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 50% and 31% of our first and second quarter 2010 estimated jet fuel purchases, respectively, at an average price of 23 cents per gallon.